Ministry Of Finance BC Registry Services	Mailing Address PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard St. Victoria BC 250 356-8626

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles
BUSINESS CORPORATIONS ACT	RON TOWNSHEND December 2, 2008

This Notice of Articles was issued by the Registrar on: December 2, 2008 03:16 PM Pacific Time

Incorporation Number: C0826654

Recognition Date and Time: Continued into British Columbia on June 2, 2008 10:23 AM Pacific Time

NOTICE OF ARTICLES

Name of Company: TARSIS CAPITAL CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
950-1199 WEST HASTINGS STREET	950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5	VANCOUVER, BC BC V6E 3T5
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
950-1199 WEST HASTINGS STREET	950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5	VANCOUVER, BC BC V6E 3T5
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Carlson, Gerald

Mailing Address:	Delivery Address:
1740 ORCHARD WAY	1740 ORCHARD WAY
WEST VANCOUVER BC V7V 4E8	WEST VANCOUVER BC V7V 4E8
CANADA	CANADA

Last Name, First Name, Middle Name:
Blythe, Marc

Mailing Address:	Delivery Address:
5342 MALASPINA PL	5342 MALASPINA PL
NORTH VANCOUVER BC V7R 4M1	NORTH VANCOUVER BC V7R 4M1
CANADA	CANADA

Last Name, First Name, Middle Name:
Lindsay, Craig T

Mailing Address:	Delivery Address:
4867 COLLINGWOOD STREET	409 GRANVILLE STREET
VANCOUVER, BC V6S 2B5	#350
CANADA	VANCOUVER BC V6C 1T2
CANADA

Last Name, First Name, Middle Name:
Graham, Richard

Mailing Address:	Delivery Address:
3816 RICHMOND STREET	3816 RICHMOND STREET
PORT COQUITLAM BC V3B 3E8	PORT COQUITLAM BC V3B 3E8
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE
1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached